Filed Pursuant to Rule 424(b)(2)
Registration No. 333-255669

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share	$300,000,000	$32,730.00

(1)

Calculated pursuant to Rule 457(r) promulgated under the Securities Act of 1933, as amended, and Rule 457(o) promulgated thereunder, based on the maximum aggregate offering price of the securities offered.

PROSPECTUS SUPPLEMENT

(To prospectus dated April 30, 2021)

Sabre Corporation

Up to $300,000,000 of Common Stock

We have entered into an ATM Equity OfferingSM Sales Agreement, or the sales agreement, with BofA Securities, Inc., Citigroup Global Markets Inc., and Mizuho Securities USA LLC, or the agents, relating to the offering of our common shares, $0.01 par value per share, having an aggregate gross sales price of up to $300,000,000.

In accordance with the terms of the sales agreement, we may offer and sell our common shares offered hereby from time to time through the agents as our sales agents. Sales of our common shares, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the Nasdaq Global Select Market (“Nasdaq”), sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.

Our shares trade on the Nasdaq under the symbol “SABR”. On August 18, 2021, the last sale price of our shares as reported on Nasdaq was $10.54 per share.

No agent is required to sell any specific number or dollar amount of our common shares, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent, and subject to the terms and conditions of the sales agreement, to sell our common shares on our behalf, on mutually agreed terms between the agent and us. Our common shares offered and sold through the agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one agent on any given day.

Each agent will receive from us a commission that will not exceed, but may be lower than, 3.0% of the gross sales price of all of our common shares sold through it as sales agent under the sales agreement.

Under the terms of the sales agreement, we may also sell our common shares to one or more of the agents as principal, at a price per share to be agreed upon at the time of sale. If we sell our common shares to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of the offering of those our common shares in a separate prospectus supplement. In any such sale to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 3.0% of the gross sales price per share sold to such agent, as principal. In connection with the sale of our common shares on our behalf, each agent may, and in connection with sales of our common shares purchased by an agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation paid to the agent may, or will, as applicable, be deemed to be underwriting commissions.

Investing in our common stock involves risks that are described in the “Risk Factors” section on page S-3 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as such discussion may be amended or updated in other reports filed by us with the Securities and Exchange Commission (the “SEC”), which is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities
Citigroup		Mizuho Securities

August 19, 2021

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free-writing prospectus we prepare or authorize. We have not, and the agents have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information included in this prospectus supplement or the accompanying prospectus or in any free-writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information.

The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase the shares.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor any of the agents make any representation regarding the legality of an investment in the common stock by any person under applicable investment or similar laws.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to purchase any common stock in any jurisdiction or to any person where the offer or solicitation is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since any such dates.

In this prospectus supplement, unless we indicate otherwise or the context requires, references to the “company,” “Sabre,” “we,” “our,” “ours” and “us” refer to Sabre Corporation and its consolidated subsidiaries, taken as a whole. In the context of our Travel Network business, references to “travel buyers” refer to buyers of travel, such as online and offline travel agencies, travel management companies (“TMCs”) and corporate travel departments, and references to “travel suppliers” refer to suppliers of travel services such as airlines, hotels, car rental brands, rail carriers, cruise lines and tour operators.

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SUMMARY

This summary highlights important information about this offering and information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, as well as the additional materials described under the captions “Where You Can Find More Information” and “Incorporation By Reference” in this prospectus supplement and in the accompanying prospectus, including “Risk Factors” beginning on page S-3 of this prospectus supplement and “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Our Company

Sabre Corporation is a Delaware corporation formed in December 2006. On March 30, 2007, Sabre Corporation acquired Sabre Holdings Corporation (“Sabre Holdings”), which is the sole subsidiary of Sabre Corporation. Sabre GLBL Inc. (“Sabre GLBL”) is the principal operating subsidiary and sole direct subsidiary of Sabre Holdings. Sabre GLBL or its direct or indirect subsidiaries conduct all of our businesses. Our initial public offering occurred on April 17, 2014 and our shares are listed on the NASDAQ. We are headquartered in Southlake, Texas.

At Sabre, we make travel happen. We are a software and technology company that powers the global travel industry. We partner with airlines, hoteliers, agencies and other travel partners to retail, distribute and fulfill travel. We connect the world’s leading travel suppliers, including airlines, hotels, car rental brands, rail carriers, cruise lines and tour operators, with travel buyers in a comprehensive travel marketplace. We also offer travel suppliers an extensive suite of leading software solutions, ranging from airline and hotel reservations systems to high-value marketing and operations solutions, such as planning airline crew schedules, re-accommodating passengers during irregular flight operations and managing day-to-day hotel operations. We are committed to helping customers operate more efficiently, drive revenue and offer personalized traveler experiences with next-generation technology solutions.

Our principal executive offices are located at 3150 Sabre Drive, Southlake, Texas 76092 and our telephone number is (682) 605-1000. Our corporate website address is www.sabre.com. The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase our common stock.

THE OFFERING

Shares of Common Stock Offered from Time to Time	Shares of our common stock, $0.01 par value, having an aggregate sales price of up to $300,000,000.

Manner of Offering	Sales of the shares, if any, may be made by means that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, including block trades and sales made in ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If instructed by us to do so, and subject to the terms and conditions of the sales agreement, the agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares as instructed. See “Plan of Distribution.”

Use of Proceeds	We currently intend to use the net proceeds, after deducting the agents’ commissions and our offering expenses, that we receive upon the issuance and sale of shares of our common stock by us to or through the agents for general corporate purposes.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” included in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market Symbol	“SABR”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus supplement, including the information under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, before making an investment decision. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the shares.

Risks Related to Our Business and Industry

Important risks relating to our business and industry (including the impact of COVID-19), which you should carefully consider, are described in the documents referred to above.

Risks Related to the Offering and Our Common Stock

The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

Since our initial public offering on April 17, 2014 through August 18, 2021, the price of our common stock has ranged from a low of $3.30 on March 20, 2020 to a high of $30.46 on October 28, 2015. In the future, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the price at which you purchased them, if at all. The market price of our common stock may fluctuate or decline significantly in the future. Factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include, but are not limited to, those listed in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2020, the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are incorporated by reference herein, and the following, some of which are beyond our control regardless of our actual operating performance:

•	actual or anticipated quarterly variations in operational results and reactions to earning releases or other presentations by company executives;

•	failure to meet the expectations of securities analysts and investors;

•	rating agency credit rating actions;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;

•	any increased indebtedness we may incur in the future;

•	actions by institutional stockholders;

•	speculation or reports by the press or the investment community with respect to us or our industry in general;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in our capital structure;

•	announcements of dividends;

•	additional future sales of our common stock by us, or members of our management;

•	announcements of technological innovations or new services by us or our competitors or new entrants into the industry;

•	announcements by us, our competitors or vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	loss of a major travel supplier or global travel agency subscriber;

•	changes in the status of intellectual property rights;

•	third-party claims or proceedings against us or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	changes in applicable laws and regulations;

•	negative publicity for us, our business or our industry;

•	changes in expectations or estimates as to our future financial performance or market valuations of competitors, customers or travel suppliers;

•	results of operations of our competitors;

•	any negative impact on the trading price of our common stock due to COVID-19 or any variant thereof; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which our customers are located.

Volatility in our stock price could also make us less attractive to certain investors, and/or invite speculative trading in our common stock or debt instruments.

In addition, securities exchanges, and in particular Nasdaq, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Future issuances of debt or equity securities by us may adversely affect the market price of our common stock.

As of June 30, 2021, we have an aggregate of 18,106,074 shares of common stock authorized but unissued and reserved for issuance under our incentive plans. We may issue all of these shares of common stock without any action or approval by our stockholders, subject to certain exceptions.

Additionally, if all of our 4.00% senior exchangeable notes due in 2025 were exchanged and settled solely through delivery of shares of common stock (and not cash), this would result in the issuance of approximately 42,528,217 million shares of common stock (or up to approximately 56,349,848 million shares if the exchange rate were increased by the maximum potential amount upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the related indenture) in each case subject to adjustment).

Further, unless earlier converted, each outstanding share of our 6.50% Series A Mandatory Convertible Preferred Stock will automatically convert, on the mandatory conversion date, which is expected to be September 1, 2023, into shares of our common stock at a rate between 11.9048 and 14.2857, subject to customary anti-dilution adjustments. The number of shares of our common stock issuable upon conversion will be determined based on the average volume-weighted average price per share of our common stock over the

20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before September 1, 2023. The number of shares issued at conversion based on the unadjusted conversion rates will be between 40 million and 48 million shares.

In the future, we may attempt to obtain financing or to increase further our capital resources by issuing additional shares of our common stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Future acquisitions could require substantial additional capital in excess of cash from operations. We would expect to finance the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness, asset-backed acquisition financing and/or cash from operations. In addition, we also expect to issue additional shares in connection with exercise of our stock options under our incentive plans.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity for financing or in connection with our incentive plans, acquisitions or otherwise may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both. Upon liquidation, holders of our debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their stockholdings in us. See “Description of Securities” in the accompanying prospectus.

The market price of our common stock could decline due to the large number of outstanding shares of our common stock eligible for future sale.

Sales of substantial amounts of our common stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.

We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions and investments or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of shares of common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our stockholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue in connection with any such acquisitions and investments.

The common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the agents, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Certain provisions of our Certificate of Incorporation, our Bylaws and Delaware law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common stock.

Certain provisions under our Certificate of Incorporation, our Bylaws and Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions include:

•	the sole ability of the then-current members of the board of directors to fill a vacancy created by the expansion of the board of directors;

•	a provision prohibiting stockholders from acting by written consent;

•	a provision prohibiting stockholders from calling a special meeting;

•	advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at our stockholder meetings;

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the ability of our board of directors to issue new series of, and designate the terms of, preferred stock, without stockholder approval, which could be used to, among other things, institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors;

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our opting to have the provisions of Section 203 of the DGCL (as defined in “Description of Securities” in the accompanying prospectus), which regulates business combinations with “interested stockholders,” apply to us; and

•	provisions prohibiting cumulative voting.

Anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change of our management and board of directors and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. As a result, efforts by stockholders to change the direction or management of the company may be unsuccessful. See “Description of Securities” in the accompanying prospectus for additional information regarding the provisions included in our Certificate of Incorporation and our Bylaws.

We do not expect to pay any cash dividends on our common stock for the foreseeable future.

Given the impacts of COVID-19, we have currently suspended share repurchases under our Share Repurchase Program as well as the payment of quarterly cash dividends on our common stock, effective with respect to the dividends occurring after the March 30, 2020 payment.

You should not rely on an investment in our common stock to provide dividend income. Because of our liquidity management, we do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain our operations. Any future dividends that may be declared and paid from time to time will be subject to market and economic conditions, applicable legal requirements and other relevant factors. In the future our board of directors will periodically evaluate whether to make a dividend, and the amount and timing of any such dividends, based on factors including our operating results, financial condition, capital requirements and general business conditions. If we recommence the payment of quarterly dividends in the future, we will not be obligated to continue a dividend for any fixed period, and the payment of dividends may be suspended or discontinued at any time at our discretion and without prior notice.

Any future decision to recommence the payment of cash dividends on our common stock will also depend upon the availability to us of cash for such payments at the relevant time. We conduct a significant amount of our operations through our subsidiaries. Accordingly, our ability to pay a dividend in respect of any period may significantly depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries is under any obligation to make payments to us, the ability of our subsidiaries to distribute cash to us is subject to restrictions under our credit facilities, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. Additionally, under applicable Delaware law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on shares of our capital stock out of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to pay dividends even if otherwise permitted to do so.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our strategies. In many cases, you can identify forward-looking statements by terms such as “expects,” “outlook,” “believes,” “provisional,” “may,” “intends,” “will,” “predicts,” “potential,” “anticipates,” “estimates,” “should,” “plans” or the negative of these terms or other comparable terminology.

The forward-looking statements contained or incorporated by reference in this prospectus supplement are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to risks, uncertainties and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as included elsewhere or incorporated by reference in this prospectus supplement. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

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the severity, extent and duration of the global COVID-19 pandemic, including any variants, and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem;

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the effect of the global COVID-19 pandemic on us related to potential impairments of goodwill, long-term investments and long-lived assets, as well as increased provisions for bad debt, including risks associated with travel agencies’ ability to repay us for incentive fees associated with bookings that have now cancelled, and increased cash outlays to refund travel service providers for cancelled bookings;

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factors affecting transaction volumes in the global travel industry, particularly air travel transaction volumes, including the impact of changes in these transaction volumes from airlines’ insolvency, suspension of service or aircraft groundings, as well as global and regional economic and political conditions, financial instability or fundamental corporate changes to travel suppliers, outbreaks of contagious diseases, natural or man-made disasters, safety concerns or changes to regulations governing the travel industry;

•	our Travel Solutions business’ exposure to pricing pressures from travel suppliers and its dependence on relationships with several large travel buyers;

•	the potential failure to recruit, train and retain employees, including our key executive officers and key technical employees;

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the fact that travel supplier customers may experience financial instability, consolidate with one another, pursue cost reductions, change their distribution model or experience other changes adverse to us;

•	our ability to adapt to technological developments or the evolving competitive landscape by introducing relevant new technologies, products and services;

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potential negative impact of competition from other third-party solutions providers and from new participants entering the solutions market on our ability to innovate, maintain and grow our Travel Solutions and Hospitality Solutions businesses;

•	potential failure to successfully implement software solutions, which often involves a significant commitment of resources, and could result in damage to our reputation;

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our ability to renew existing contracts or to enter into new contracts with travel supplier and buyer customers, third-party distributor partners and joint ventures on economically favorable terms or at all;

•	potential failure to comply with PCI Data Security Standard;

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liabilities arising from our collection, processing, storage, use and transmission of personal data resulting from conflicting legal requirements, governmental regulation or security incidents, including compliance with payment card industry regulations;

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adverse outcomes in our legal proceedings, including our litigation with US Airways, American Airlines or the antitrust investigation by the U.S. Department of Justice, whether in the form of money damages or injunctive relief that could force changes to the way we operate our business;

•	our failure to comply with regulations that are applicable to us or any unfavorable changes in, or the enactment of, laws, rules or regulations applicable to us;

•	risks associated with acquisitions, divestitures, investments and strategic alliances;

•	risks associated with the value of our brand, which may be damaged by a number of factors, some of which are out of our control;

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our reliance on third-party distributors and joint ventures to extend our GDS services to certain regions, which exposes us to risks associated with lack of direct management control and potential conflicts of interest;

•	systems and infrastructure failures or other unscheduled shutdowns or disruptions, including those due to natural disasters or cybersecurity attacks;

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security incidents occurring at our facilities or with respect to our infrastructure, resulting from computer viruses, malware, denial of service attacks by hackers, ransomware attacks, attacks on hardware or software vulnerabilities, physical or electronic break-ins, phishing attacks, cybersecurity incidents or similar distributive problems;

•	availability and performance of information technology services provided by third parties, such as DXC, which could result in additional costs or business disruptions for us;

•	our ability to protect and maintain our information technology and intellectual property rights, as well as defend against potential infringement claims against us, and the associated costs;

•	risks associated with our use of open source software, including the possible future need to acquire licenses from third parties or re-engineer our solutions;

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our business being harmed by adverse global and regional economic and political conditions, particularly, given our geographic concentration, those that may adversely affect business and leisure travel originating in, or travel to, the United States and Europe, including the U.K.’s from the E.U. and related significant economic uncertainty;

•	risks associated with operating as a global business in multiple countries and in multiple currencies;

•	our significant amount of long-term indebtedness and the related restrictive covenants in the agreements governing our indebtedness;

•	the fact that we may require more cash than we generate in our operating activities, and additional funding on reasonable terms or at all may not be available;

•	our exposure to interest rate fluctuations;

•	the impact of the large number of outstanding shares of our common stock eligible for future sale on the market price of our common stock;

•	the fact that we may recognize impairments on long-lived assets, including goodwill and other intangible assets, or recognize impairments on our equity method investments;

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risks associated with maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members;

•	the fact that we may have higher than anticipated tax liabilities;

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the fact that our pension plan is currently underfunded and we may need to make significant cash contributions to our pension plan in the future, which could reduce the cash available for our business;

•	the possibility that we may have insufficient insurance to cover our liability for pending litigation claims or future claims, which could expose us to significant liabilities;

•	defects in our products resulting in significant warranty liabilities or product liability claims, for which we may have insufficient product liability insurance to pay material uninsured claims;

•	the updating of some of our business process systems, including our enterprise resource planning system, including problems with the design or implementation of this system; and

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other risks and uncertainties, including those listed in the “Risk Factors” section and under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly in light of new information or future events.

You should carefully consider the risks specified in the “Risk Factors” section of this prospectus supplement, as well as other risks and uncertainties described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, under “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in subsequent public statements or reports we file with or furnish to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus supplement includes or incorporates by reference industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have included or incorporated by reference explanations of certain internal estimates and related methods provided in this prospectus supplement along with these estimates. See “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. While we are not aware of any misstatements regarding our market, industry or similar data presented herein or in the information incorporated by reference herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included or incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

We currently intend to use the net proceeds, after deducting the agents’ commissions and our offering expenses, that we receive upon the issuance and sale of shares of our common stock by us to or through the agents for general corporate purposes.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on Nasdaq under the symbol “SABR” since it was listed on April 17, 2014 in connection with our initial public offering. Before then, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low sales prices of our shares of common stock as reported by Nasdaq:

	High	Low
Quarter ended December 31, 2017	$20.79	$18.00
Quarter ended March 31, 2018	$24.09	$17.91
Quarter ended June 30, 2018	$26.78	$19.71
Quarter ended September 30, 2018	$26.78	$24.22
Quarter ended December 31, 2018	$26.42	$20.60
Quarter ended March 31, 2019	$24.00	$20.71
Quarter ended June 30, 2019	$23.61	$19.41
Quarter ended September 30, 2019	$25.44	$22.07
Quarter ended December 31, 2019	$23.86	$20.75
Quarter ended March 31, 2020	$23.25	$3.30
Quarter ended June 30, 2020	$11.50	$4.27
Quarter ended September 30, 2020	$8.94	$5.50
Quarter ended December 31, 2020	$12.57	$6.00
Quarter ended March 31, 2021	$16.88	$10.37
Quarter ended June 30, 2021	$16.05	$12.00
Quarter ended September 30, 2021 (through August 18, 2021)	$12.82	$10.35

On August 18, 2021, the last reported sale price on Nasdaq of our common stock was $10.54 per share. As of July 31, 2021, we had approximately 509 holders of record of our shares of common stock. A substantially greater number of stockholders are beneficial holders of our shares of common stock in “street name” through banks, brokers and other financial institutions than are record holders.

DESCRIPTION OF COMMON STOCK

See “Description of Securities” in the accompanying prospectus for a summary description of our common stock.

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

DIVIDEND POLICY

Given the impacts of COVID-19, we have suspended share repurchases under our Share Repurchase Program as well as the payment of quarterly cash dividends on our common stock. See “Risk Factors—Risks Related to the Offering and Our Common Stock—We do not expect to pay any cash dividends on our common stock for the foreseeable future” and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Dividends, of our Annual Report on Form 10-K for the year ended December 31, 2020. Any future dividends that may be declared and paid from time to time will be subject to market and economic conditions, applicable legal requirements and other relevant factors. In the future we will periodically evaluate whether to make a dividend, and the amount and timing of any such dividends, based on our operating results, financial condition, capital requirements and general business conditions. If we recommence the payment of quarterly dividends in the future, we will not be obligated to continue a dividend for any fixed period, and the payment of dividends may be suspended or discontinued at any time at our discretion and without prior notice.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion describes material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership, and disposition of shares of our common stock by a non-U.S. Holder (as defined below). This discussion deals only with shares of our common stock held as capital assets. This discussion does not cover all aspects of U.S. federal taxation that may be relevant to the purchase, ownership or disposition of shares of our common stock by prospective investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including banks, insurance companies or other financial institutions, tax-exempt entities, dealers in securities, persons that hold (or are treated as holding) more than 5% of our common stock, certain former citizens or residents of the United States, a person that is a “controlled foreign corporation,” a person that is a “passive foreign investment company,” persons holding shares of our common stock as part of a hedge, straddle, conversion or other integrated financial transaction, entities that are treated as partnerships for U.S. federal income tax purposes (or partners therein), or that are otherwise subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”). This summary addresses only U.S. federal income tax considerations, and does not address state, local, or foreign tax laws, estate or gift taxes or the Medicare tax on net investment income. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of shares of our common stock in light of your own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is an individual citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income tax on a net basis with respect to income from our common stock. A “non-U.S. Holder” means any beneficial owner of shares of our common stock that is not a U.S. Holder.

This discussion is based on the tax laws of the United States, including the Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below.

Dividends. A distribution of cash or property with respect to shares of our common stock generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the non-U.S. Holder’s investment, up to the non-U.S. Holder’s tax basis in the shares of our common stock, and thereafter as a capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividends paid to a non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.

Even if a non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the non-U.S. Holder has furnished a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or other documentary evidence establishing the non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.

In addition, under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a non-U.S. Holder of common stock will generally be subject to a 30% U.S. withholding tax on dividends in respect of our common stock if the non-U.S. Holder is not FATCA compliant, or holds its common stock through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a non-U.S. Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners.

If a non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, the non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in shares of our common stock.

Sale, Exchange or Other Taxable Disposition of Common Stock. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes. Accordingly, non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of shares of our common stock.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS with respect to payments made to certain U.S. Holders. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides or is established. In addition, certain U.S. Holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are non-U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Any amount paid as backup withholding may be creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Under the sales agreement, we may offer and sell from time to time through the agents, as our sales agents, our common shares having an aggregate gross sales price of up to $300,000,000.

Sales of our common shares, if any, will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933 (“Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the Nasdaq Global Select Market (“Nasdaq”), sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. As sales agents, the agents will not engage in any transactions that stabilize the price of our common shares.

No agent is required to sell any specific number or dollar amount of our common shares, but each agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, as our sales agent, and subject to the terms and conditions of the sales agreement, to sell our common shares on our behalf, on mutually agreed terms between the agent and us. Our common shares offered and sold through the agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one agent on any given day.

Each agent will receive from us a commission that will not exceed, but may be lower than, 3.0% of the gross sales price of all of our common shares sold through it as sales agent under the sales agreement. We may also agree with the applicable agent to sell our common shares using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable agent a commission that may exceed 3.0% of the gross sales price.

Under the terms of the sales agreement, we may also sell our common shares to one or more of the agents as principal, at a price per share to be agreed upon at the time of sale. If we sell our common shares to one or more of the agents as principal, we will enter into a separate terms agreement with such agent or agents, as the case may be, and we will describe the terms of the offering of those our common shares in a separate prospectus supplement. In any such sale to an agent as principal, we may agree to pay the applicable agent an underwriting discount or commission that may exceed 3.0% of the gross sales price per share sold to such agent, as principal.

The sales proceeds, after deducting sales commissions (and underwriting discounts, if any), any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

Each agent will offer our common shares subject to the terms and conditions of the sales agreement as agreed upon by us and such agent. We will designate the maximum amount of our common shares to be sold through an agent or otherwise determine such maximum amount together with such agent. Subject to the terms and conditions of the sales agreement, the applicable agent will use commercially reasonable efforts to sell on our behalf all of the designated common shares. We may instruct an agent not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or an agent may suspend the offering of our common shares being made through such agent under the sales agreement upon proper notice to the other party.

An agent will provide written confirmation to us following the close of trading on Nasdaq on each day on which our common shares are sold by such agent under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to such agent.

Settlement for sales of our common shares will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the applicable agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of our common shares sold through the agents under the sales agreement, the net proceeds to us and the aggregate compensation paid by us to the agents in connection with the sales of such shares.

In connection with sales of our common shares on our behalf, the agents may, and in connection with sales of our common shares purchased by an agent as principal will, be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the agents may, or will, as applicable, be deemed to be underwriting commissions. We have agreed in the sales agreement to provide indemnification and contribution to the agents against certain civil liabilities, including liabilities under the Securities Act.

Our common shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If we or an agent has reason to believe that our common shares are no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, the applicable party will promptly so notify the other party, and sales of our common shares under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the agent.

We estimate that the total expenses of the offering payable by us, excluding commissions under the sales agreement, will be approximately $750,000. We have agreed to reimburse the agents for certain of their expenses in an amount not to exceed $150,000.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of our common shares subject to the sales agreement having an aggregate gross sales price of $300,000,000 and (2) the termination of the sales agreement by either an applicable agent or us. An agent may terminate the sales agreement at any time but only with respect to itself.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospects or other material or advertisements relating to us or this offering, where action for that purpose is required. Accordingly, our common shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospects or other material or advertisements in connection with this offering may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other Relationships

The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass on the legality of the shares of common stock to be sold in this offering. Certain legal matters in connection with this offering will be passed upon for the agents by Latham  & Watkins, LLP.

EXPERTS

The consolidated financial statements and schedule of Sabre Corporation as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement and the registration statement of which this prospectus supplement forms a part, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 4, 2021 and August 3, 2021, respectively;

•	our Current Reports on Form 8-K filed on March 8, 2021, April 29, 2021 and July 13, 2021; and

•

the description of our common stock contained in our Registration Statement on  Form 8-A, filed with the SEC on April 17, 2014 and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the following address:

Sabre Corporation

Attention: Corporate Secretary

3150 Sabre Drive

Southlake, TX 76092

Telephone: (682) 605-1000

PROSPECTUS

Sabre Corporation

Common Stock

Preferred Stock

We or selling stockholders may offer and sell from time to time, together or separately, shares of our common stock, par value $0.01 per share, in amounts, at prices and on other terms to be determined at the time of the offering and to be described in an accompanying prospectus supplement. Additionally, we may offer and sell from time to time shares of our preferred stock (together with the common stock, the “securities”).

In the case of an offering by a selling stockholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling stockholder, including the relationship between any selling stockholder and us. Any selling stockholders that are affiliates of us may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, may be deemed to be offering securities, indirectly, on our behalf.

Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and each related prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We may offer and sell our securities, and the selling stockholders may offer and sell our common stock through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We provide more information about how the shares may be offered and sold in the section entitled “Plan of Distribution” beginning on page 5. The prospectus supplement for each offering of our securities will describe in detail the plan of distribution for that offering.

Our common stock is listed on The NASDAQ Stock Market (“NASDAQ”) under the symbol “SABR.” The last reported closing sale price of our common stock on the NASDAQ on April 29, 2021 was $15.16 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD READ THE “RISK FACTORS” SECTION ON PAGE 1 OF THIS PROSPECTUS AND CAREFULLY CONSIDER THE DISCUSSION OF RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated April 30, 2021

We and any selling stockholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling stockholders have authorized anyone to give you any other information, and we or any selling stockholders take no responsibility for any other information that others may give you. We and any selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic shelf registration process. Under this shelf process, we may periodically offer and sell any combination of the securities described in this prospectus in one or more offerings and selling stockholders may periodically offer and sell our common stock in one or more offerings. This prospectus provides a general description of our preferred stock and our common stock. Each time we or any selling stockholders offer securities, we or any selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus, unless we indicate otherwise or the context requires, references to the “company,” “Sabre,” “we,” “our,” “ours” and “us” refer to Sabre Corporation and its consolidated subsidiaries, and references to “Sabre GLBL” refer to Sabre GLBL Inc., formerly known as Sabre Inc. In the context of our Travel Network business, references to “travel buyers” refer to buyers of travel, such as online and offline travel agencies, travel management companies (“TMCs”) and corporate travel departments, and references to “travel suppliers” refer to suppliers of travel services such as airlines, hotels, car rental brands, rail carriers, cruise lines and tour operators.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks,

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service marks, trade names or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

GetThere, Sabre, Sabre Holdings, the Sabre logo, Sabre AirCentre, Sabre Travel Solutions, Sabre AirVision, Sabre Hospitality Solutions, Sabre Red, SabreSonic, TripCase and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Sabre.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to risks, uncertainties and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as included in a prospectus supplement and the documents incorporated by reference.

These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

You should carefully consider the risks specified under the caption “Risk Factors” in any prospectus supplement and the documents incorporated by reference and in subsequent public statements or reports we file with or furnish to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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SABRE CORPORATION

Sabre Corporation is a Delaware corporation formed in December 2006. On March 30, 2007, Sabre Corporation acquired Sabre Holdings Corporation, a Delaware corporation formed in 1996 (“Sabre Holdings”), which is the sole direct subsidiary of Sabre Corporation. Sabre Holdings was operated as a division of AMR Corporation, its parent company, until it was spun off completely in 2000. Sabre GLBL Inc. is the principal operating subsidiary and sole direct subsidiary of Sabre Holdings. Sabre GLBL Inc. or its direct or indirect subsidiaries conduct all of our businesses. Prior to our acquisition in 2007, we were previously a publicly-held travel technology company. Our initial public offering occurred on April 17, 2014 and our shares are listed on the NASDAQ. We are headquartered in Southlake, Texas.

At Sabre, we make travel happen. We are a software and technology company that powers the global travel industry. We partner with airlines, hoteliers, agencies and other travel partners to retail, distribute and fulfill travel. We connect the world’s leading travel suppliers, including airlines, hotels, car rental brands, rail carriers, cruise lines and tour operators, with travel buyers in a comprehensive travel marketplace. We also offer travel suppliers an extensive suite of leading software solutions, ranging from airline and hotel reservations systems to high-value marketing and operations solutions, such as planning airline crew schedules, re-accommodating passengers during irregular flight operations and managing day-to-day hotel operations. We are committed to helping customers operate more efficiently, drive revenue and offer personalized traveler experiences with next-generation technology solutions.

Our principal executive offices are located at 3150 Sabre Drive, Southlake, Texas 76092 and our telephone number is (682) 605-1000. Our corporate website address is www.sabre.com. The information contained on our website or that can be accessed through our website will not be deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement, and investors should not rely on any such information in deciding whether to purchase our securities.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” on page 7. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of our securities by this prospectus for our general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of our common stock by a selling stockholder.

DESCRIPTION OF SECURITIES

The following is a description of the material terms of our fourth amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) and sixth amended and restated bylaws (the

“Bylaws”) as they are in effect as of April 30, 2021. This description may not contain all of the information that is important to you. To understand them fully, you should read our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms part, as well as the relevant portions of the Delaware General Corporation Law, as amended (“DGCL”).

Common Stock

General. Our Certificate of Incorporation authorizes the issuance of up to 1 billion shares of common stock, par value $0.01. On April 28, 2021, there were 319,463,226 shares of common stock outstanding. None of our outstanding common stock has been designated as non-voting.

Voting Rights. Except as otherwise provided in our Certificate of Incorporation or required by law, holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Except for the election of directors, if a quorum is present, an action on a matter is approved if the votes cast favoring the action or matter exceed the votes cast against the action or matter, unless the vote of a greater number is required by applicable law, the DGCL, our Certificate of Incorporation or our Bylaws. The election of directors in an uncontested election will be determined by a majority of the votes cast with respect to that director’s election, requiring the number of votes cast “for” a director’s election to exceed the number of votes cast “against” that director. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends. Holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.

Liquidation, Dissolution, and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts, liabilities and all preferential amounts to which holders of any outstanding class of preferred stock may be entitled.

Preemptive Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking funds provisions applicable to our common stock.

Assessment. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 225 million shares of preferred stock, par value $0.01 per share, in one or more series, and authorizes our board of directors to designate the preferences, rights and other terms of each series. On April 28, 2021, there were 3,340,000 shares of preferred stock outstanding. Under our Certificate of Incorporation, our board of directors may provide for the issuance of shares of preferred stock, without stockholder approval, in such series and with such designations, preferences, conversion or other rights, powers, including voting powers, and qualifications, limitations or restrictions thereof, as the board of directors deems appropriate. The board of directors could, without stockholder approval, issue shares of preferred stock with voting, conversion and other rights that could adversely affect the voting power and impact other rights of the holders of the common stock. Our board of directors may issue shares of preferred stock as an anti-takeover measure without any further action by the holders of common stock. This may have the effect of delaying, deferring or preventing a change of control of our company by increasing the number of shares necessary to gain control of the company.

In respect of any offering of preferred stock under this prospectus, the applicable prospectus supplement will describe, among other things, the following:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•

the right, if any, to exchange or convert the shares of such series into shares of any other class or classes, or of any other series of the same or any other class or classes of our stock, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made;

•	any redemption or sinking fund provisions of the preferred stock;

•	the voting rights, if any, which will apply;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	a discussion of material federal income tax considerations regarding the preferred stock; and

•	any additional rights, preferences, privileges, limitations, and restrictions of the preferred stock.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws

Our Certificate of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor. These provisions include:

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 1 billion shares of common stock and 225 million shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our stockholders. The board of directors does not intend to seek stockholder approval prior to any issuance of preferred or common stock, unless otherwise required by law.

Action by Written Consent. Our Certificate of Incorporation provides that stockholder action can be taken only at an annual meeting or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Special Meetings of Stockholders. Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by our board of directors or the chairman of the board of directors. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Procedures. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Under our Bylaws, the board of directors may adopt by resolution the rules and regulations for the conduct of meetings.

Except to the extent inconsistent with such rules and regulations adopted by the board of directors, the chairman of the meeting of stockholders shall have the right to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Our Bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action or is involved in a proceeding by reason of the fact that the person is or was our director or officer, or our director or officer who, while a director or officer, is or was serving at the request of Sabre as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or non-profit entity, including service with respect to an employee benefit plan. Our Bylaws also provide that, subject to applicable law, we may, by action of our board of directors, grant rights to indemnification and advancement of expenses to persons other than our directors and officers with such scope and effect as the board of directors may then determine. We have entered into customary indemnification agreements with each of our directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Choice of Forum

Our Certificate of Incorporation provides that unless we consent to the selection of an alternate forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our securities.

Exchange

Our common stock is listed on the NASDAQ under the symbol “SABR.”

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell from time to time, together or separately, our securities covered by this prospectus in one or more or any combination of the following transactions:

•	on the NASDAQ, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and

•	through any other method permitted by applicable law.

We or the selling stockholders may sell our securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of our securities from time to time will be determined by us or the selling stockholders, as applicable, and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ or any other exchange or market.

Our securities may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time. The underwriters will be obligated to purchase all of the offered shares if they purchase any of the offered shares.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholders, as applicable, or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders, as applicable, each may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of our securities, including liabilities arising under the Securities Act.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of our common stock covered by this prospectus.

To facilitate the offering of shares covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

To comply with applicable state securities laws, our securities covered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, our securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The legality of the shares of our securities described in this prospectus will be passed upon for Sabre Corporation by Young Conaway Stargatt & Taylor, LLP. Certain legal matters in connection with any offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters in connection with any offering, including the legality of the shares of our common stock or the legality of the shares of our preferred stock described in this prospectus, will be passed upon for any underwriters or agents, as the case may be, by counsel identified in the prospectus supplement with respect to any offering.

EXPERTS

The consolidated financial statements and schedule of Sabre Corporation as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021;

•	our Current Reports on Form 8-K filed with the SEC on March 8, 2021 and April 29, 2021;

•

the description of our common stock contained in our Registration Statement on  Form 8-A, filed with the SEC on April 17, 2014 and any amendment or report filed with the SEC for the purpose of updating such description; and

•

the description of our 6.50% Series A Mandatory Convertible Preferred Stock, liquidation preference $100 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on September 3, 2020 and any amendment or report filed with the SEC for the purpose of updating such description.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the following address:

Sabre Corporation

Attention: Corporate Secretary

3150 Sabre Drive

Southlake, TX 76092

Telephone: (682) 605-1000